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                                                                  EXHIBIT 10.4.1


                            FIRST AMENDMENT TO LEASE


          THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made and entered into as of the 13th day of March 2000 by and between VALLEY MEDIA, INC., a Delaware corporation ("Tenant"), and BETTY KUHN, an individual ("Landlord").

                                 Recitals

          A. Pursuant to that Build-to-Suit Facility Absolute Net Lease dated as of October 3, 1989 (the "Original Lease"), Carl D. Panattoni ("Panattoni") leased to Pacific Rice Products, Inc., a California corporation ("Pacific"), a building consisting of approximately 60,000 rentable square feet commonly known as 1277 Santa Anita Court, Woodland (Yolo County), California, together with easements for ingress and egress and parking (the "Property"), all as more particularly described in the Original Lease.

          B.   Panattoni and Pacific modified the Original Lease pursuant to:
(i) that certain Letter Agreement dated as of March 15, 1990 from Panattoni to Pacific (as approved and accepted by Pacific) (the "Letter Agreement"); (ii) that certain First Amendment to Absolute Net Lease dated as of November 1990 (the "First Amendment"); and (iii) that certain Second Amendment to Absolute Net Lease dated as of November 1990 (the "Second Amendment"). The Original Lease, as modified by the Letter Agreement, the First Amendment and the Second Amendment, shall be referred to in this Sublease as the "Revised Lease."

          C. Landlord succeeded to the right, title and interest of Panattoni under the Revised Lease. Pacific Grain Rice Products, Inc., a California corporation ("Grain"), succeeded to the right, title and interest of Pacific under the Revised Lease.

          D. Pursuant to that certain Assignment, Assumption and Consent Agreement dated as of May 9, 1994 (the "Assignment"), Grain assigned to Valley Record Distributors, Inc., a California corporation ("Record"), all of Grain's right, title and interest under the Revised Lease. Record accepted the assignment and assumed the obligations of the tenant under the Revised Lease from and after the Effective Date (as defined in the Assignment), and Landlord consented to the assignment and assumption.

          E. The Revised Lease, as modified by the Assignment, shall be referred to in this Sublease as the "Lease."

          F. Record changed its name to Valley Media, Inc., a California corporation. Tenant and Record then merged.

          G. Tenant is the current holder of all of the right, title and interest of the tenant under the Lease. Landlord is the current holder of all of the right, title and interest of the landlord under the Lease.

          H.   The term of the Lease expires on May 31, 2000.

          I. Upon the terms and conditions set forth in this First Amendment, Landlord and Tenant desire to extend the term of the Lease through May 31, 2003 and to make certain other modifications to the Lease.

                         Agreement Terms and Conditions

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

          1.   Lease Term.  The expiration of the term of the Lease is hereby
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extended from May 31, 2000 to May 31, 2003.

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          2.   Base Rent.  Tenant shall pay to Landlord Base Rent for the
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Property in the amount of $19,200.00 per month, fixed for the balance of the term of the Lease.

          3.   Utilities.  Landlord and Tenant recognize that the Property,
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together with the facility located at 1275 Santa Anita Court, Woodland (Yolo
County), California (the "South Portion"), are currently part of one large building (the "Complex"). Within thirty (30) days after the date of this First Amendment, Tenant shall separate the utilities serving the Property and the South Portion such that the utilities serving the Property are separately metered.

          4.   Condition of Property.  Subject to Tenant completing the
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separation of the utilities as specified in the preceding provision, Tenant shall continue to lease the Property "as-is."

          5.   Roof Access.  Landlord grants to Tenant a non-exclusive easement
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over the roof of the South Portion for the purpose of placing, running, operating, maintaining and servicing Tenant's fiber optics, cables, and other data transmission lines.

          6.   Parking.  Tenant shall be allocated all of the parking spaces for
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the Complex, with the exception of 50 spaces which shall be allotted to the
South Portion.

          7.   Estoppel.  Tenant warrants, represents and certifies to Landlord
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that as of the date of this First Amendment:  (a) Landlord is not in default under the Lease; and (b) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due. Landlord warrants, represents and certifies to Tenant that as of the date of this First Amendment: (a) Tenant is not in default under the Lease; and (b) Landlord does not have any defenses to the performance of its obligations under the Lease as and when the same become due.

          8.   Further Assurances.  In addition to the obligations required to
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be performed under the Lease, as amended hereby, Landlord and Tenant each shall perform such other acts, and shall execute, acknowledge and/or deliver such other instruments, documents and other materials, as may be reasonably required in order to accomplish the intent and purpose of the Lease, as amended hereby.

          9.   Attorney's Fees.  In the event either party shall commence an
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action to enforce any provision of this First Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this First Amendment, shall survive any judgment, and shall not be deemed merged into the judgment.

          10.   Brokers.  Each party represents to the other that it has not
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dealt with any broker with respect to this First Amendment.  If a party has dealt with any broker or person with respect to this First Amendment, that party shall be solely responsible for the payment of any fees due said person or firm and that party shall protect, defend, indemnify and hold harmless the other party from any liability in respect thereto.

          11.   Lease in Full Force.  Except for those provisions which are
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inconsistent with this First Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect. Tenant and Landlord each ratifies the Lease, as amended hereby. The term "Lease" where used in the Lease shall hereinafter refer to the Lease, as amended by this First Amendment.

          12.   Binding Effect.  This First Amendment shall be binding upon and
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inure to the benefit of Landlord, its successors and assigns and Tenant and its successors and assigns.

          13.   Capitalized Terms.  All capitalized terms used herein not
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specifically defined in this First Amendment shall have the meanings ascribed to such terms in the Lease.

          14.   Facsimile.  Each party hereto, and their respective successors
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and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this First Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this First Amendment with original ink signatures of each person and entity.

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          15.   Condition Precedent.  This First Amendment and the obligations
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of Landlord and Tenant are expressly conditioned upon and subject to the full execution and delivery of that certain Surrender of Lease Agreement dated as of May 31, 2000 by and between Landlord and Tenant regarding the South Portion.

          16.   Counterparts.  This First Amendment may be executed in
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counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.


          IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first written above.


LANDLORD:                                      TENANT:

                                               VALLEY MEDIA, INC.,
/s/ Betty Kuhn                                 a Delaware corporation
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BETTY KUHN

                                               By: /s/ Paige Dickow
                                                  ----------------------------

                                                Name: Paige S. Dickow
                                                      ----------------------

                                                Position: Senior Vice President
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                                                Organization Effectiveness
                                                --------------------------
                                                and Administration
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